EXHIBIT 99.1

Nanophase Reports Record First Quarter Results

— Delivered $9.9 Million in Q1 Revenue
— $0.9 Million in Profit
— BASF Litigation Resolved

ROMEOVILLE, Ill., April 23, 2024 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in mineral-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for the first quarter ended March 31, 2024.

Jess Jankowski, President and Chief Executive Officer, commented: “We are pleased to have had a successful start to the new year, and a profitable first quarter. Other highlights for 2024 include, as we previously announced, a successful and amicable resolution of all ongoing litigation with BASF, which will support the further growth of our business.”

Kevin Cureton, Chief Operating Officer, commented: “We hit several important milestones in the first quarter as we began to see the impact of the improvements our organization has made. We had three consecutive profitable months, a cash-flow positive first quarter, and $9.9 million in revenue, with over $40 million in shipped and open orders as we head into the rest of the year. Our Company’s largest customer is now on the Solésence side of our business as our brand partners are seeing success in the market. We were also thrilled to win another industry award in the first quarter when we took home our second consecutive Allē Award – previously, for our Kleair™ technology, and this year for a finished formula, Soft Glow SPF 50+, which is one of our prestige market-ready products.”

Financial Highlights

  Revenue for the first quarter was $9.9 million, vs. $9.5 million for the same period in 2023, a 4% increase.
    Solésence product revenue contributed $8.0 million.
  Gross profit for Q1 was $3.6 million, vs. $2.1 million for the same period in 2023.
    As a percentage of sales, gross profit was 36%, vs. 23% in the same period in 2023, a 57% increase.
  Net income was $0.9 million for the first quarter, vs. a net loss of $1.2 million for the same period in 2023.
    Three consecutive profitable months in January, February, and March.

Jankowski continued: “We expect 2024 to be a breakout year for Nanophase and Solésence. Our Solésence business continues to grow, we saw an expansion of our margins due to an improved product mix in Q1, and we are adding capacity to support climbing market demand. We have also solidified our capitalization, and, with the litigation behind us, we have turned 100% of our attention to building our business.”

Conference Call

Nanophase will host its First Quarter Conference Call on Wednesday, April 24, 2024, at 10:00 a.m. CDT, 11:00 a.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Participant Registration:
https://register.vevent.com/register/BI336756b29fdf469cb1389b09b6aa3f1b

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

Listen-Only Webcast & Replay:
https://edge.media-server.com/mmc/p/nhnn38w8

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release. Please connect to the conference at least five minutes before the call is scheduled to begin.

FINANCIAL RESULTS AND NON-GAAP INFORMATION
Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies

Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in mineral-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science

Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 28, 2024. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Investor Relations Contact:
Phone: (630) 771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed - Preliminary)

	As of
	March 31,	December 31,
	2024	2023
	(in thousands except share and per share data)
ASSETS

Current assets:
Cash	$2,018	$1,722
Trade accounts receivable, less allowance for doubtful accounts of $247
for March 31, 2024 and $225 for December 31, 2023	5,227	3,467
Inventories, net	13,281	10,031
Prepaid expenses and other current assets	1,550	1,082
Total current assets	22,076	16,302

Equipment and leasehold improvements, net	8,806	8,668
Operating leases, right of use	7,619	7,907
Other assets, net	3	4
Total assets	$38,504	$32,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	$850	$2,810
Current portion of debt, related parties	-	2,000
Current portion of operating lease obligations	1,171	1,297
Accounts payable	6,216	6,260
Current portion of deferred revenue	2,592	2,353
Accrued expenses	1,348	869
Total current liabilities	12,177	15,589

Long-term portion of finance lease obligations	-	-
Long-term portion of operating lease obligations	8,936	9,152
Long-term line of credit – inventory, related party	5,200	5,000
Long-term debt, related party	1,000	1,000
Long-term portion of deferred revenue	-	-
Asset retirement obligations	240	238
Total long-term liabilities	15,376	15,390

Contingent liabilities

Mezzanine Equity
Preferred Stock, Series X, $.01 par value, 15,000 shared issued
on March 31, 2024	6,000	-

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 and 60,000,000 shares authorized;
54,851,834 and 49,627,254 shares issued and outstanding on March 31, 2024
and December 31, 2023, respectively	548	496
Additional paid-in capital	108,173	106,069
Accumulated deficit	(103,770)	(104,663)
Total stockholders' equity	4,951	1,902
Total liabilities, mezzanine equity and shareholders' equity	$38,504	$32,881

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed - Preliminary)

	Three months ended
	March
	2024	2023
	(in thousands except share and per share data)
Revenue:
Product revenue	$9,772	$9,336
Other revenue	96	121
Net revenue	9,868	9,457

Operating expense:
Cost of revenue	6,287	7,308
Gross profit	3,581	2,149

Research and development expense	912	1,003
Selling, general and administrative expense	1,558	2,150
Income/(loss) from operations	1,111	(1,004)
Interest expense	218	155
Other income, net	-	-
Income/(loss) before provision for income taxes	893	(1,159)
Provision for income taxes	-	-
Net income/(loss)	$893	$(1,159)

Net income per share-basic	$0.02	$(0.02)

Weighted average number of basic shares outstanding	53,257,986	49,429,407

Net income per share-diluted	$0.01	$(0.02)

Weighted average number of diluted shares outstanding	68,507,986	49,429,407

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Three months ended
	March 31,
	2024	2023
	(in thousands except share and per share data)
Revenue:
Product revenue, net	$9,772	$9,336
Other revenue	96	121
Net revenue	9,868	9,457

Operating expense:
Cost of revenue detail:
Depreciation	221	159
Non-Cash equity compensation	26	27
Other costs of revenue	6,040	7,122
Cost of revenue	6,287	7,308
Gross profit	3,581	2,149

Research and development expense detail:
Depreciation	6	7
Non-Cash equity compensation	33	47
Other research and development expense	873	949
Research and development expense	912	1,003

Selling, general and administrative expense detail:
Depreciation and amortization	7	7
Non-Cash equity compensation	101	136
Other selling, general and administrative expense	1,450	2,007
Selling, general and administrative expense	1,558	2,150
Income/(loss) from operations	1,111	(1,004)
Interest expense	218	155
Other income, net		-
Income/(loss) before provision for income taxes	893	(1,159)
Provision for income taxes	-	-
Net income/(loss)	$893	$(1,159)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	218	155
Addback Depreciation/Amortization	234	173
Addback Non-Cash Equity Compensation	160	210
Addback Other Income, net	-	-
Addback Provision for Income Taxes	-	-

Adjusted EBITDA	$1,505	$(621)